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Exhibit 10.6

CONFIDENTIAL TREATMENT REQUESTED

SUPPORT AGREEMENT

        SUPPORT AGREEMENT dated as of September 13, 2002 between AMERADA HESS CORPORATION, a Delaware corporation ("Hess"), and USS Chartering LLC, a Delaware limited liability company ("Charter LLC").

W I T N E S S E T H:

        WHEREAS, Hess, certain of Hess' affiliates ("Sellers") and Charter LLC and certain of Charter LLC's affiliates (collectively, "Buyers") have entered into an Asset Purchase Agreement dated as of July 18, 2002 (the "Asset Purchase Agreement") pursuant to which Sellers have agreed to sell and Buyers have agreed to purchase the Vessels and the other Purchased Assets (each as defined in the Asset Purchase Agreement);

        WHEREAS, Hess has agreed to support certain charterhire rates applicable to the Vessels for a period of up to five years in accordance with the terms and conditions of this Agreement; and

        WHEREAS, Hess' execution and delivery of this Agreement is a condition precedent to Buyers' obligations to consummate the transactions contemplated by the Asset Purchase Agreement.

        NOW, THEREFORE, in consideration of the purchase of the Vessels and other Purchased Assets and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

  1.
  Capitalized terms used but not defined herein shall have the meaning set forth in the Asset Purchase Agreement.

  2.
  During the term of this Agreement, Charter LLC shall use its commercially reasonable efforts to charter out the Vessels and maximize the amount of time that the Vessels are employed, either on a time charter or a spot charter basis. No later than four (4) hours prior to entering into a spot charter with respect to a Vessel and no later than forty eight (48) hours prior to entering into a time charter with respect to a Vessel, Charter LLC shall notify Hess in writing of the terms of such charter, and provide Hess with a copy of the proposed charter agreement, with the proposed charterer's name redacted, and Hess shall have four hours, in the case of a spot charter, and forty eight hours, in the case of a time charter, to notify Charter LLC in writing whether it wishes to charter the Vessel on the terms provided (including without limitation all the terms specified in the proposed charter agreement), except that if the Negotiated Rate (as defined in Paragraph 3 below) is less than the Charter Rate (as defined in Paragraph 3 below), the charter with Hess shall be at the Charter Rate. Hess shall not be obligated to charter the Vessel. For the purposes of this Paragraph, a "spot charter" shall include voyage charters, contracts of affreightment, consecutive voyage charters and other engagements of affreightment of up to sixty (60) days in expected duration for performance, and a "time charter" shall include time charters, contracts of affreightment, consecutive voyage charters and other engagements of affreightment exceeding sixty (60) consecutive days in expected duration for performance. In the event that Charter LLC expects that a Vessel will not be chartered for a period in excess of five consecutive days (other than by reason of clauses (i) and (ii) of the definition of Downtime (as defined in Paragraph 4 below)), Charter LLC shall so notify Hess in writing and, if Hess proposes a spot charter for such Vessel on commercially reasonable terms (excluding rate), either by Hess or by a third-party, Charter LLC shall be obligated to accept such spot charter, but acceptance of such spot charter shall not relieve Hess or Charter LLC of their respective obligations under Paragraphs 3, 5 and 6 hereunder with respect to such spot charter proposed by Hess.

  3.
  If the contracted rate (the "Negotiated Rate") for a spot charter or time charter of a Vessel pursuant to Paragraph 2 above is less than the then effective charter rate for such Vessel listed on Schedule A hereto (the "Charter Rate"), then Hess shall pay to Charter LLC the difference

[*****] CONFIDENTIAL TREATMENT REQUESTED

CONFIDENTIAL PORTION OMITTED AND
FILED SEPARATELY WITH THE COMMISSION

between the Negotiated Rate and the Charter Rate in accordance with the provisions of this Agreement; provided, however, that for purposes of this Agreement, the Negotiated Rate shall not include (i) any amount received from any charterer (other than Hess with respect to the New York) in respect of capital expenditures made with respect to the Vessel chartered by such charterer, such amount to be the cost of such capital expenditures plus a return on capital, as certified in good faith to Hess by the chief financial officer of Charter LLC both as to the amount of the increase and that the increase represents the cost of such capital expenditures plus a return on capital, and (ii) any amount received from Hess with respect to the New York in excess of [*****] commencing on the date the New York becomes subject to the provisions of this agreement.

  4.
  Hess shall not be responsible to pay Charter LLC under this Agreement for any time lost by Charter LLC as a result of Downtime. For purposes of this Agreement, "Downtime" is defined as time that (i) a Vessel is not in service due to (a) being in drydock (or being deviated to drydock) or (b) casualty, (ii) a charterer is not required to pay under a charter contract due to being "off-hire" (as that term is defined in the charter contract for such Vessel) or any substantially similar term or (iii) a Vessel is not in service because Charter LLC did not use commercially reasonable efforts to charter out such Vessel, as finally determined in arbitration held pursuant to Paragraph 23 below. For purposes of clause (iii) of the definition of Downtime, in order for the arbitrator to find that Charter LLC did not use commercially reasonable efforts Hess must demonstrate that Charter LLC did not operate in a manner consistent with industry practice in attempting to charter out the Vessel. Charter LLC will notify Hess in writing when a Vessel has not been chartered to a third party for a period of at least ten (10) consecutive days (other than by reason of clause (i) or (ii) of the definition of Downtime). Hess can only commence an arbitration to determine whether Charter LLC has used commercially reasonable efforts to charter such Vessel if (a) a Vessel has not been chartered to a third party for a period of at least ten (10) consecutive days (other than by reason of clause (i) or (ii) of the definition of Downtime), (b) Hess promptly thereafter gives written notice to Charter LLC that it believes that Charter LLC is not using commercially reasonable efforts to charter out the Vessel and (c) such failure continues for an additional ten (10) days after Charter LLC's receipt of such notice, it being understood and agreed that Charter LLC's failure to charter a Vessel for ten (10) consecutive days shall not create a presumption that it failed to use commercially reasonable efforts to charter such Vessel. Notwithstanding the preceding sentence, Hess shall have a right to arbitrate whether Charter LLC has used commercially reasonable efforts to charter a Vessel if, upon examination of the Utilization Schedules, Hess believes that Charter LLC is engaging in a pattern of behavior designed to circumvent Hess' right to arbitrate as set forth in the preceding sentence (for example, where a Vessel, after not being chartered during a period of 10 consecutive days, is chartered during the cure period for just a few days, and this pattern continues for three or more continuous periods, such as where a Vessel is not chartered for 19 consecutive days, then is chartered for one day, then is not chartered for 19 consecutive days, then is chartered for one day, etc.). Charter LLC's rejection of a charter for a Vessel because entering into such charter could reasonably be expected to cause Buyers to be in violation of the agreements relating to their senior debt shall not constitute a basis for claiming that Charter LLC failed to use commercially reasonable efforts.

  5.
  Each Vessel shall become subject to this Agreement at 12:00 a.m. on the start date set forth next to such Vessel's name on Schedule B. Until such date, neither Hess nor Charter LLC shall have any obligation under this Agreement with respect to the relevant Vessel. Any payments to be made by Hess to Charter LLC (each, a "Hess Payment") shall be calculated by (x) subtracting the Negotiated Rate (which shall be $0 to the extent a Vessel is not chartered other than by reason of Downtime) from the Charter Rate for each Vessel then subject to this

[*****] CONFIDENTIAL TREATMENT REQUESTED

CONFIDENTIAL PORTION OMITTED AND
FILED SEPARATELY WITH THE COMMISSION

Agreement (each, a "Vessel Delta"), (y) multiplying such Vessel Delta by the Applicable Charter Time (as defined below) (the "Monthly Vessel Delta") and (z) aggregating the Monthly Vessel Delta of all applicable Vessels (the "Fleet Delta"); provided that if during a calculation period the Negotiated Rate and/or the Charter Rate for a Vessel change, the Monthly Vessel Delta for such Vessel shall be calculated separately for each Vessel Delta. If for any month during the term of this Agreement the Fleet Delta, as shown on the Utilization Schedule (as defined in Paragraph 7 below), is a positive number, the Fleet Delta represents the Hess Payment owed to Charter LLC for the preceding month; if the Fleet Delta is zero or a negative number, no Hess Payment is owed to Charter LLC for the preceding month and the provisions of Paragraph 6 shall apply. For illustrative purposes only, Schedule C attached hereto sets forth the calculation of hypothetical payments for the third and fourth quarters of 2002.

    For purposes of this Agreement, (A) "Applicable Charter Time" is defined as (i) the number of days during a calendar month (or in the case of the calendar month in which a Vessel becomes subject to this Agreement, the number of days from such date until the end of such month) that this Agreement is applicable to the relevant Vessel, less (ii) any time lost to Downtime, provided that if during a calculation period the Negotiated Rate and/or the Contract Rate for a Vessel change, the Applicable Charter Time for such Vessel shall be calculated separately for each Vessel Delta, and (B) if the Negotiated Rate is for a charter that requires the Vessel owner to pay voyage costs (including fuel costs, port charges, loading and/or unloading charges, costs for assist boats, tolls in canals and similar costs), such rate shall be converted to the estimated time charter equivalent for purposes of this Agreement by taking the total freight revenue (including demurrage as and to the extent accrued by Charter LLC under generally accepted accounting principles) for such charter, subtracting any such voyage charges and dividing such number by the number of days expected for the voyage, subject to subsequent adjustment to the actual time charter equivalent after all actual freight revenue and voyage costs are finally agreed between Charter LLC and the charterer, such adjustment to be reflected in the Utilization Schedule for the month in which such freight revenue and voyage costs are finally determined.

  6.
  If for any month during the term of this Agreement, the Fleet Delta (as shown on the Utilization Schedule (as defined in Paragraph 7)) is a negative number (any such amount on an absolute basis being the "Bonus Revenue"), Charter LLC shall be obligated to use such Bonus Revenue to reimburse Hess for any Hess Payments made up to that date (each such payment by Charter LLC, a "Reimbursement Payment") to the extent not previously reimbursed pursuant to a Reimbursement Payment, a payment pursuant to the penultimate sentence of Paragraph 12 or a payment by way of set-off pursuant to Paragraph 14. In addition, when Hess has been reimbursed in total for all Hess Payments made to Charter LLC pursuant to this Agreement, Charter LLC will pay 50% of any remaining Bonus Revenue to Hess (each a "Bonus Payment"). Charter LLC shall not make any funds available to Parent for distribution to holders of Parent's equity interests until Charter LLC has made any Reimbursement Payments and Bonus Payments then due to Hess; provided, however, that notwithstanding the foregoing, Charter LLC may make available funds to Parent in an amount necessary to allow Parent to make tax distributions to its members.

    Similarly, if Hess subcharters the New York at any time in years three through five for an amount in excess of [*****], Hess will provide Charter LLC with a schedule substantially similar to the Utilization Schedule described in Paragraph 7 below and pay 50% of any such excess to Charter LLC on a monthly basis by wire transfer within 10 days after the delivery of such schedule. Such payments by Hess pursuant to this paragraph shall not be deemed Hess

    Payments for purposes of Paragraphs 5, 6, 7, 9 or 12, and Charter LLC shall have no obligation to make any Reimbursement Payments to Hess with respect thereto.

  7.
  Within five (5) business days after the end of each month, Charter LLC shall provide Hess with a schedule outlining utilization of the Vessels then subject to this Agreement during such month (the "Utilization Schedule"). The Utilization Schedule shall contain the following with respect to each Vessel subject to this Agreement: (a) the number of days on charter in the relevant month, (b) the Negotiated Rate(s), (c) any Downtime and the reason(s) for such Downtime and (d) a calculation of the Hess Payment, Reimbursement Payment and/or Bonus Payment for the month, together with any additional information reasonably requested by Hess; provided that if a Vessel has more than one Negotiated Rate and/or Charter Rate during the month, then the Utilization Schedule shall contain a separate entry for each such rate applicable to the Vessel. All payments shown on the Utilization Schedule to be due shall be paid by Hess or Charter LLC, as the case may be, within 10 days after delivery of the Utilization Schedule to Hess by wire transfer of immediately available funds to the account specified on Schedule C hereto (or such other account as notified in writing to the other party pursuant to Paragraph 18 hereof). Charter LLC may provide the Utilization Schedule to Hess by email.

  8.
  If, at any time during the term of this Agreement, Charter LLC enters into a time charter for a Vessel (a) with a charterer having a senior unsecured long-term debt credit rating by Moody's Investor Services of Baa2 or better and a senior unsecured debt credit rating by Standard & Poors Corp. of BBB or better, (b) the Negotiated Rate for such charter equals or exceeds the applicable Charter Rate for the Vessel and (c) if at the time Charter LLC is obligated with respect to any secured indebtedness (whether as a borrower or guarantor), such charterer executes and delivers to such lender(s) a consent to the assignment of the time charter as security for such indebtedness in substantially the form executed by the charterers (other than Hess) on the Closing Date or in a form otherwise acceptable to such lenders, then Hess' payment obligation with respect to such Vessel shall be suspended for the contracted term of the applicable charter. Notwithstanding the foregoing sentence, the Negotiated Rate for such Vessel shall continue to be included in any calculation of the Fleet Delta, Bonus Revenue, Bonus Payment and Reimbursement Payment.

  9.
  As of December 31 of each year, commencing December 31, 2002, and upon the termination of this Agreement (each such date, a "Calculation Date"), a true-up of all payments required to be made under this Agreement through the most recent Calculation Date shall be calculated by Charter LLC as follows:

  (a)
  All Hess Payments shown as due on each monthly Utilization Schedule pursuant to Paragraph 7 from the Closing Date through the then applicable Calculation Date and all amounts, if any, shown as due from Hess on any True-up Schedule (as defined in clause (g) below) delivered prior to the then applicable Calculation Date pursuant to the first sentence of clause (e) of this Paragraph 9 shall be totaled (such total being the "Aggregate Hess Payment Amount").

  (b)
  All (i) Reimbursement Payments shown as due on each monthly Utilization Schedule pursuant to Paragraph 7 from the Closing Date through the then applicable Calculation Date, (ii) Reimbursement Payments made or due pursuant to the penultimate sentence of Paragraph 12 as of the then applicable Calculation Date that are not otherwise reflected in a Utilization Schedule and (iii) all amounts, if any, shown on any True-up Schedule delivered prior to the then applicable Calculation Date as due from Charter LLC pursuant to the second sentence of clause (e) of this Paragraph 9 shall be totaled (such total being the "Aggregate Charter LLC Reimbursement Payment Amount").

    (c)
    All Bonus Payments shown as due on each monthly Utilization Schedule pursuant to Paragraph 7 from the Closing Date through the then applicable Calculation Date shall be totaled and such total shall be (i) increased by all amounts, if any, shown on any True-up Schedule delivered prior to the then applicable Calculation Date as due from Charter LLC pursuant to the second sentence of clause (f) of this Paragraph 9 and/or (ii) decreased by all amounts, if any, shown on any True-up Schedule delivered prior to the then applicable Calculation Date as due from Hess pursuant to the third sentence of clauses (e) and/or (f) of this Paragraph 9 (such total being the "Aggregate Charter LLC Bonus Payment Amount").

    (d)
    The Fleet Delta shall be recalculated in accordance with Paragraph 5, except that such calculation shall be made on the basis of one period commencing on the Closing Date and ending on the applicable Calculation Date, rather than on a monthly basis (such recalculated amount being the "True-up Fleet Delta"). For purposes of this calculation, with respect to any calculation made pursuant to clause (B) of the second paragraph of Paragraph 5, the numerator shall be the actual freight revenue (including demurrage) agreed to be paid by the charterer and the denominator shall be the number of actual days (or fractions thereof) in such voyage (including without limitation excess loading or discharge time to which such demurrage relates).

    (e)
    If the True-up Fleet Delta is a positive number and is greater than the Net Aggregate Hess Payment Amount (as defined below), Hess shall pay the amount by which the True-up Fleet Delta exceeds the Net Aggregate Hess Payment Amount to Charter LLC as a Hess Payment; provided that if the Net Aggregate Hess Payment Amount is a negative number, it shall be converted to a positive number and added to the True-up Fleet Delta and such sum shall be paid by Hess to Charter LLC as a Hess Payment. If the True-up Fleet Delta is a positive number but is less than the Net Aggregate Hess Payment Amount, Charter LLC shall pay the amount by which the Net Aggregate Hess Payment Amount exceeds the True-up Fleet Delta to Hess as a Reimbursement Payment. If the True-up Fleet Delta is a positive number, all Bonus Payments, if any, previously made to Hess shall be refunded to Charter LLC. For purposes hereof, "Net Aggregate Hess Payment Amount" equals the amount determined by subtracting the Aggregate Charter LLC Reimbursement Payment Amount from the Aggregate Hess Payment Amount.

    (f)
    If the True-up Fleet Delta is a negative number, it shall be converted to a positive number and divided by 2 (such amount being the "True-up Bonus Payment"). To the extent the True-up Bonus Payment exceeds the Aggregate Charter LLC Bonus Payment Amount, then Charter LLC shall pay the amount by which the True-up Bonus Payment exceeds the Aggregate Charter LLC Bonus Payment Amount to Hess. To the extent the True-up Bonus Payment is less than the Aggregate Charter LLC Bonus Payment Amount, then Hess shall refund the amount by which the Aggregate Charter LLC Bonus Payment Amount exceeds the True-up Bonus Payment Amount to Charter LLC.

    (g)
    Charter LLC shall, as promptly as possible after the end of each Calculation Date, deliver to Hess a schedule (the "True-up Schedule") setting forth in reasonable detail the calculations required by this Paragraph 9. Any payments due by one party to the other pursuant to this Paragraph 9 shall be made by wire transfer of immediately available funds within ten (10) days after Charter LLC delivers the True-up Schedule to Hess. All calculations hereunder shall be made without duplication of amounts.

  10.
  Each of Hess and Charter LLC agrees to permit the other party's independent certified public accountants to have access, for a period of thirty (30) days following delivery of each True-up Schedule to Hess (120 days in the case of the final True-up Schedule), during ordinary business hours, to such books and records as may be necessary to determine the correctness of any report and/or payment made under Paragraphs 5, 6, 7 or 9, but in no event shall any year be reviewed more than once, provided that each party has a right to audit the other party's books and records covering the full term of this Agreement in connection with the final true-up pursuant to Paragraph 9 upon the termination of this Agreement. If based on such review Hess or Charter LLC determines that any numbers or other information provided by the other party pursuant to this Agreement may be incorrect, Hess or Charter LLC, as the case may be, shall deliver a detailed written statement (the "Statement") to the other party describing its objections within twenty (20) business days of its completion of its review pursuant to the first sentence of this Paragraph 10; provided that neither Hess nor Charter LLC may object to any number or other information that has been determined by the Independent Accountant (as defined below) pursuant to this Paragraph 10. If, after receipt of such Statement, a dispute remains, the parties hereto agree to use commercially reasonable efforts to resolve any such disputes. If the parties are not able to resolve the dispute within thirty (30) days after receipt of the Statement, Hess and Charter LLC shall appoint an Independent Accountant to resolve such dispute. The Independent Accountant shall be provided by each party with all necessary work papers and any additional information a party may deem relevant. The Independent Accountant's decision shall be set forth in writing and shall be conclusive and binding on the parties. The Independent Accountant shall determine whether under the circumstances one party should reimburse the other for some or all of such party's out-of-pocket expenses and/or pay more than 50% of the fees and expenses of the Independent Accountant; absent such determination, each of Hess and Charter LLC will pay 50% of the Independent Accountant's fees and expenses, as well as their own costs and expenses. For purposes hereof, the term "Independent Accountant" shall mean (i) KPMG LLP ("KPMG") as long as KPMG is not at the time performing, and has not for a period of two years performed, any services for Hess or any of its Affiliates or Buyers or (ii) if KPMG is not willing to serve as the Independent Accountant or is disqualified from serving pursuant to clause (i), a nationally recognized independent accounting firm chosen by Hess from among three such firms proposed by Charter LLC that are not at the time performing, and have not during the prior two years performed, any services for Buyers or Sterling Investment Partners L.P. ("Sterling"). If any firm proposed by Charter LLC is performing material services for any portfolio company of Sterling, Charter LLC shall advise Hess of such fact.

  11.
  Neither Hess nor Charter LLC shall be entitled to withhold or defer any payment shown as due hereunder pursuant to the Utilization Schedule or the True-up Schedule; provided that (a) either party may set-off such amount as provided in Paragraph 14 and (b) notwithstanding anything herein to the contrary, Charter LLC shall be entitled to defer (with interest as calculated in the next sentence) any payment due to Hess hereunder if, but only to the extent, such payment would cause the Buyer Group to be in default under its senior credit arrangements. In the event a party hereto fails to make a payment when due, such payment shall bear interest on the unpaid amount at the prime rate as in effect from time to time as announced in The Wall Street Journal.

  12.
  Each of Hess' and Charter LLC's obligations under this Agreement shall terminate on the fifth anniversary of the Closing Date, or, if earlier, the date (a) with respect to a Vessel or Vessels (i) on which a Buyer sells such Vessel(s), (ii) on which such Vessel(s) cease(s) to be certified for use in United States coastwise trade or (iii) on which there is an actual, constructive, compromised or agreed total loss of such Vessel(s) and (b) with respect to all Vessels, on which there is consummated a Sale of the Business (as defined below) that results in the equity holders of Parent and their respective Affiliates ceasing to own, directly or indirectly, at least 50% of the surviving entity (or entities) that hold(s) title to the Vessels. Notwithstanding the foregoing, any payment obligations of either party due and payable at the time of termination of this Agreement, including, but not limited to, any payment that may be due under Paragraph 9 above, and Paragraphs 10 and 17 shall survive the termination of this Agreement, it being understood and agreed that if upon termination of this Agreement the aggregate amount of Hess Payments is greater than the aggregate amount of Reimbursement Payments, Charter LLC shall have no obligation to reimburse Hess for such difference. If Buyer sells a Vessel or Vessels to an unaffiliated third party (other than a sale of the Vessels in a transaction that constitutes a Sale of the Business) or there is an actual, constructive, compromised or agreed total loss of a Vessel or Vessels, all proceeds (including insurance) in excess of (i) required payments to the Buyer Group's banks and under the Note, (ii) any taxes required to be paid as a result of such sale or insurance recovery and (iii) out-of-pocket expenses incurred in connection with such sale or insurance recovery will be used by Charter LLC to reimburse Hess for (A) any Hess Payments previously made to Charter LLC and not at the time reimbursed by Charter LLC pursuant to this Agreement in the case of a sale and (B) one-sixth (1/6) of any Hess Payments previously made to Charter LLC and not at the time reimbursed by Charter LLC pursuant to this Agreement in the case of an actual, constructive, compromised or total loss of a Vessel. For purposes hereof, "Sale of the Business" shall mean one or more of the following effected in a single transaction or series of related transactions: (i) the sale of all or substantially all the assets of the Business; (ii) the sale of all the issued and outstanding securities of Parent or the subsidiaries of Parent owning the Purchased Assets or engaged in the Business; or (iii) the merger or consolidation of Parent or the subsidiaries of Parent owning the Purchased Assets or engaged in the Business; provided, however, that the following shall not constitute a Sale of the Business: (A) any offering of securities by Parent (or any successor or assign pursuant to clause (B) of this proviso) pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission or (B) any business combination of the Buyer Group with The Kenan/Advantage Group, Inc. and/or Tidewater Holdings, Inc. (entities in which Sterling Investment Partners L.P. or its affiliates are currently investors) and their respective subsidiaries (the "Sterling Roll-up"). Notwithstanding anything herein to the contrary, the exercise by the Buyer Group's senior lenders of their remedies under their credit arrangements, including without limitation foreclosure on the assets or equity interests of one or more members of the Buyer Group, the subsequent operation of the Buyer Group's business or any Vessels by a third party operator reasonably acceptable to Hess for the benefit of the lenders and/or the sale of such assets or equity interests to a third party reasonably acceptable to Hess shall not be deemed a sale of Vessel(s) under clause (a)(i) of the first sentence of this Paragraph 12 or a Sale of the Business under clause (b) of the first sentence of this Paragraph 12 (it being acknowledged that this Agreement shall continue in full force and effect if the lenders foreclose on such assets or equity interests and therefore the equity holders of Parent and their respective Affiliates no longer own, directly or indirectly, at least 50% of the surviving entity (or entities) that hold(s) title to the Vessels).

  13.
  This agreement is non-transferable and non-assignable without the written consent of the other party, except that (a) Charter LLC may assign this Agreement to any direct or indirect wholly-owned Affiliate of (i) Parent which is party to a charter agreement for a Vessel or (ii) the ultimate parent entity in any Sterling Roll-up and (b) Charter LLC may assign this Agreement and its rights hereunder to any lender to the Buyer Group as security for obligations to such lender in respect of the financing arrangements entered into in connection with the transactions contemplated by the Asset Purchase Agreement and any refinancings, extensions, refundings or renewals thereof; provided that if any such refinancing (other than refinancings through the issuance of public debt or in the Rule 144A market) is with financial institutions that are not nationally recognized, then Hess' consent to assignment shall be required, such consent not to be unreasonably withheld, conditioned or delayed.

  14.
  If from time to time and at any time the Buyer Indemnitees shall be entitled to be paid any amount under Article 10 of the Asset Purchase Agreement, Charter LLC shall be entitled, if it so elects, to set-off such amount against any amount required to be paid to Hess by Charter LLC under this Agreement. If from time to time and at any time the Seller Indemnitees shall be entitled to be paid any amount under Article 10 of the Asset Purchase Agreement, Hess shall be entitled, if it so elects, to set-off such amount against any amounts required to be paid to Charter LLC by Hess under this Agreement. In addition, if at any time Parent and the Buyers have failed to make any payment under the Note (other than as a result of being prohibited from making such payment pursuant to the subordination provisions, if any, to which such Note is subject), Hess shall be entitled, if it so elects, to set-off such amount against any amounts required to be paid to Charter LLC by Hess under this Agreement. If at any time Hess has failed to make any payment hereunder to Charter LLC, Parent and the Buyers shall be entitled, if they so elect, to set-off such amount against any amounts required to be paid to Hess under the Note. Such right of set-off shall be in addition to and not in substitution of any other rights Hess or Charter LLC, as the case may be, may have under this Agreement.

  15.
  The parties hereto agree that the Hess Payments, Bonus Payments and Reimbursement Payments shall be treated for tax purposes as an adjustment to the Purchase Price, unless otherwise required by applicable law.

  16.
  Neither Hess nor Charter LLC shall have the right to terminate this Agreement prior to the time specified in Paragraph 12 or to withhold any payments hereunder to the other except to the extent expressly provided in Paragraph 14. The sole remedy of Hess and Charter LLC hereunder for breach of any of the provisions of this Agreement shall be monetary damages as determined by arbitration pursuant to Paragraph 23; provided that the foregoing shall not prevent either party from bringing an action for specific performance of the other party's obligations under this Agreement or from exercising set-off rights as set forth in Paragraph 14. Hess acknowledges that this Agreement is a material inducement to Parent to consummate the transactions contemplated by the Asset Purchase Agreement and Parent and the Buyer Group would not consummate the transactions contemplated by the Asset Purchase Agreement in the absence of this Agreement.

  17.
  Each of Hess and Charter LLC shall, and shall cause their employees, representatives and agents to, keep confidential, and not disclose to any other Person, any information received from the other party pursuant to this Agreement. Notwithstanding the foregoing, Charter LLC may disclose such information to its senior lenders (it being understood that such Persons shall be informed by Charter LLC of the confidential nature of such information and shall be directed by Charter LLC to treat such information confidentially). This Paragraph 17 shall survive the termination of this Agreement.

  18.
  All notices, requests and other communications to either party hereunder shall be in writing (including telex, telecopy or similar writing) and shall be given:

    if to Charter LLC, to:

    Mr. Paul Gridley
    c/o USS Vessel Management Inc.
    One Hess Plaza
    Woodbridge, New Jersey 07095
    Telecopy:

    with copies to (which shall not constitute notice):

    M. William Macey, Jr.
    Sterling Investment Partners
    276 Post Road West
    Westport, CT 06880
    Telecopy: (203) 454-5780

    and

    Paul Jacobs, Esq.
    Fulbright & Jaworski L.L.P.
    666 Fifth Avenue
    New York, New York 10103
    Telecopy: (212) 318-3400

    if to Hess, to:

    Lawrence H. Ornstein
    Amerada Hess Corporation
    1185 Avenue of the Americas
    New York, New York 10036
    Telecopy: (212) 536-8458

    with a copy to:

    Nicholas P. Brountas, Jr., Esq.
    Amerada Hess Corporation
    1185 Avenue of the Americas
    New York, New York 10036
    Telecopy: (212) 536-8241

    or such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Paragraph and the appropriate telecopy confirmation is received, provided that a copy is also sent by registered or certified mail or (b) if given by any other means, when delivered at the address specified in this Paragraph.

  19.
  Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by each party. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

  20.
  This Agreement (including the Schedules hereto) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, including without limitation that certain letter of intent dated April 12, 2002, as amended by Amendment No. 1 dated May 8, 2002 and Amendment No. 2 dated May 14, 2002.

  21.
  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

  22.
  This Agreement shall be construed in accordance with and governed by the law of the State of New York, without regard to conflicts of laws rules of such state.

  23.
  Except as otherwise provided for in Paragraph 10, all disputes, controversies or claims arising out of or related to this Agreement shall be settled by arbitration conducted by one arbitrator. Within fifteen (15) days after written demand for arbitration is sent by one party to the other, Hess and Charter LLC shall select a mutually agreeable arbitrator; provided that if the parties cannot agree on the choice of the arbitrator within such 15 day period, then the arbitrator shall be appointed by the Society of Maritime Arbitrators. The parties shall endeavor to complete arbitration within 45 days after delivery of written notice demanding arbitration. The decision of the arbitrator shall be binding and conclusive upon the parties. Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction. Any such arbitration shall be held in New York County, State of New York, in each case under the commercial rules then in effect of the Society of Maritime Arbitrators. The non-prevailing party to the arbitration shall pay its own expenses, the fees of the arbitrator, the administrative fee of the Society of Maritime Arbitrators, and the expenses, including without limitation attorneys' fees and costs, reasonably incurred by the other party to the arbitration.

  24.
  EACH OF THE PARTIES HERETO HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

    EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (iii) IT MAKES SUCH WAIVER VOLUNTARILY AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS PARAGRAPH 24.

  25.
  Any reference in this Agreement to a "day" or number of "days" (without the explicit qualification of "business") shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a business day, then such action or notice shall be deferred until, or may be taken or given on, the next business day. References to the term "business day" shall mean any day which is not a Saturday, Sunday or day on which banks in New York, New York are authorized or required by law to close. The parties have participated jointly, and have been represented by counsel, in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

USS CHARTERING LLC
By:	/s/ PAUL B. GRIDLEY Name: Paul B. Gridley Title: Chairman & CEO
AMERADA HESS CORPORATION
By:	/s/ LAWRENCE H. ORNSTEIN Name: Lawrence H. Ornstein Title: Senior Vice President

[*****] CONFIDENTIAL TREATMENT REQUESTED

CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH THE COMMISSION

SCHEDULE A

YEAR	CHARTER RATE
1	[*****]
2	[*****]
3	[*****]+
4	[*****]+
5	[*****]+

NOTE:  A "YEAR" is defined as a 12 month period running from the closing date or the anniversary thereof.

+
Charter Rate for the New York in years three through five is [*****]

SCHEDULE B

VESSEL	START DATE
Baltimore	December 1, 2003
Mobile	Closing Date
Philadelphia	Closing Date
Groton	January 1, 2004
Jacksonville	November 19, 2003
New York	Second Anniversary of Closing Date

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  Exhibit 10.6
SCHEDULE A
SCHEDULE B